                                                                     Exhibit 4.5


                              BAR TECHNOLOGIES INC.

                              NOTICE OF REDEMPTION

                        To Redeem All of Its Outstanding
                      13 1/2% Senior Secured Notes Due 2001
                              (CUSIP No. 067016AES)
                 at 106.75% of the Principal Amount of the Notes
                    Plus Accrued and Unpaid Interest, if any,
                             to the Redemption Date

                THE REDEMPTION WILL OCCUR ON SEPTEMBER 13, 1999.

               Notice is hereby given to all Holders of 13 1/2% Senior Secured Notes Due 2001 (the "Notes") of Bar Technologies Inc. (the "Company") pursuant to Section 3.03 of the Indenture, dated as of April 1, 1996 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Trustee"), as follows:

Optional Redemption

               Pursuant to paragraph 6 of the Notes, the Company may elect to redeem any and all outstanding Notes at any time on or after April 1, 1999. Capitalized terms used herein without separate definition shall have the meanings set forth in the Indenture. The Company hereby elects to redeem (the "Redemption") all outstanding Notes on September 13, 1999 (the "Redemption Date"). The Company will promptly effect the payment for the Redemption of the Notes in accordance with the procedures set forth herein, and the payment will occur on the Redemption Date.

              The Company will redeem each Note at a redemption price (the "Redemption Price"), which will be paid in cash, equal to 106.75% of the aggregate principal amount thereof (the Redemption Price for the one year period commencing April 1, 1999) plus accrued and unpaid interest, if any, to the Redemption Date. The Redemption Price per $1,000 principal amount of Notes will be $1,067.50 plus accrued and unpaid interest, if any, to the Redemption Date. Accrued and unpaid interest to the Redemption Date will equal approximately $60.75 per $1,000 principal amount of Notes.

               All of the Notes must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid interest, if any. Unless the Company defaults in the payment of the Redemption Price, interest on all Notes will cease to accrue on and after the Redemption Date and the only remaining right of Holders of Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed.

               No representation is made as to the accuracy of the CUSIP numbers printed on the Notes or contained in this Notice of Redemption and reliance may be placed only on the other identification numbers placed thereon and hereon.

Procedures for Surrendering Notes

               Holders must surrender their Notes to the Paying Agent at the address specified below. The method of delivery of the Notes is at the option and risk of the holder of such Notes and delivery will be deemed made only when actually received by the Paying Agent. All questions as to the validly (including time of receipt) of Notes will be determined by the Company, whose determination will be final and binding. Neither the Company nor any other person will be under any duty to give notification of any defects or irregularities in any surrender of Notes or incur any liability for failure to give such notification.

               The Depository Trust Company ("DTC") has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to surrender their Notes as if they were Holders. To effect a surrender, DTC participants may follow the DTC's procedures for book-entry transfer. A beneficial owner of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such nominee to surrender the Notes on the beneficial owner's behalf.

Paying Agent

               THE PAYING AGENT FOR THIS REDEMPTION IS:
                           IF BY HAND BEFORE 4:30P.M.:
                           UNITED STATES TRUST COMPANY OF NEW YORK
                           111 BROADWAY
                           NEW YORK, NEW YORK 10006
                           ATTN:  LOWER LEVEL CORPORATE TRUST WINDOW

                           IF BY MAIL:
                           UNITED STATES TRUST COMPANY OF NEW YORK
                           P.O. BOX 843
                           COOPER STATION
                           NEW YORK, NEW YORK 10276
                           ATTN:  CORPORATE TRUST SERVICES

                           IF BY OVERNIGHT DELIVERY AND BY HAND AFTER 4:30 P.M.:
                           UNITED STATES TRUST COMPANY OF NEW YORK
                           770 BROADWAY
                           13TH FLOOR
                           NEW YORK, NEW YORK 10003

Substitute Form W-9

               Each Holder is required to provide the Paying Agent with such Holder's correct taxpayer identification number ("TIN"), generally the Holder's Social Security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided herewith, and to certify that the Holder is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering Holder to a $50 penalty imposed by the Internal Revenue Service and 31% federal income tax backup withholding on the payment of the Redemption Price. Any amount withheld under these rules will be creditable against the Holder's U.S. Federal income tax liability and, if such withholding results in an overpayment of taxes, a refund may be obtained. The box in part 3 of the Substitute Form W-9 may be checked if the Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Paying Agent is not provided with a TIN by the time of payment, the Paying Agent will withhold 31% on all such payments of the Redemption Price until a TIN is provided to the Paying Agent.

               Holders with questions concerning this Redemption should contract the Office of the Corporate Secretary of the Company at (330) 837-6380 (collect).



                              BAR TECHNOLOGIES INC.

August 13, 1999




                   PAYER'S NAME: [                           ], AS PAYING AGENT
SUBSTITUTE                        Part 1 - Please provide your           Social Security number(s) or
                                  TIN in the box at right and            Employer Identification Number(s)
                                  certify by signing and dating
                                  below.
Form W-9                          Part 2 - Certification - Under penalties of perjury, I certify that:
                                  (1)     The number shown on this form is my correct taxpayer
                                          identification number (or I am waiting for a number to be issued
                                          me), and

Department of the                 (2)      I am not subject to backup withholding because:
Treasury Internal                          (a) I am exempt from backup withholding, or (b) I
Revenue Service                            have not been notified by the Internal Revenue
                                           Service (IRS) that I am subject to backup
                                           withholding as a result of a failure to report all
                                           interest or dividends, or (C) the IRS has notified
                                           me that I am no longer subject to backup
                                           withholding.

                                           Certification Instructions - You must cross out item
                                           (2) above if you have been notified by the IRS that
                                           you are currently subject to backup withholding
                                           because of underreporting interest or dividends on
                                           your tax return.

Payer's Request for Taxpayer      Signature_________________           Part 3 - Awaiting TIN  ____
Identification Number ("TIN")
                                  Date_____________________



NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31% OF ANY CAH PAYMENTS MADE TO YOU PURSUANT TO THE REDEMPTION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER INDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                             YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.


--------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered on application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. In understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable cash payments made to me thereafter will be withheld until I provide a properly certified taxpayer identification number to the Depositary.

-----------------------------                            --------------
                Signature                                    Date



--------------------------------------------------------------------------------